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                                                           EXHIBIT 23(e)



                         Consent of Independent Auditors



         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Comerica Incorporated, and to the incorporation by reference therein of our report dated January 22, 2001 (except for Notes 2 and 10, as to which the date is April 27, 2001) included in its Form 8-K/A dated June 8, 2001 filed with the Securities and Exchange Commission.



                                                     /s/ ERNST & YOUNG LLP

June 11, 2001
Detroit, Michigan